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                                    FORM 8-K

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:    August 11, 1998

                          GOLF TRAINING SYSTEMS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)


         GEORGIA                                                          58-1963120
   -------------------                  ---------------             ----------------------
(State or other jurisdiction of          (Commission                   (I.R.S. Employer
 incorporation or organization)          File Number)                 Identification No.)


3400 CORPORATE WAY
     SUITE G
    DULUTH, GA                                                 30096
------------------------------------------------------------------------------
(Address of principal                                      (Zip Code)
 executive offices)

Registrant's telephone number, including area code              (404) 673-6400
                                                                --------------
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Item 3.   BANKRUPTCY OR RECEIVERSHIP

     On August 11, 1998, Golf Training Systems, Inc., a Georgia corporation (the "Company"), filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Georgia, Atlanta Division (Bankruptcy Case No. 98-75390-SWC).

     Chapter 11 allows the Company to remain as debtor-in-possession of its assets and business while being subject to the supervision and orders of the Bankruptcy Court for certain transactions or actions.

     The Company is negotiating an agreement with Meadowcroft Golf Associates, Inc., the lender under the Company's existing working capital credit facility for use of such collateral to fund on-going operations. This agreement will be limited in duration.

     Pursuant to Sections 1107 to 1108 of the Bankruptcy Code, Debtors, as debtors and debtors-in-possession, will continue to manage and operate their assets and businesses in the ordinary course of business, pending the confirmation of a plan of reorganization and subject to the supervision and orders of the Court. No trustee, examiner or similar officer has been appointed by the Court.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     99.1   Press release issued by Golf Training Systems, Inc. on August 11,
1998.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 11, 1998

                          GOLF TRAINING SYSTEMS, INC.


                          By: /s/ Wayne McDonald
                              ___________________________
                                 Wayne McDonald
                                 Chairman and
                                 Chief Executive Officer